UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               FORM 10-SB

                    GENERAL FORM FOR REGISTRATION OF
                  SECURITIES OF SMALL BUSINESS ISSUERS
   Under Section 12(b) or (g) of The Securities Exchange Act of 1934


                       PINECREST  VENTURES  INC.
       -------------------------------------------------------
          (Name of Small Business Issuer in its charter)


              NEVADA                                 98-0353004
-------------------------------------       -------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

4655 MONCTON STREET, RICHMOND, BC CANADA              V7E  3A8
-------------------------------------       -------------------------------

Issuer's telephone number:    (604) 272 - 0105
                           ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

     NOT APPLICABLE                                 NOT APPLICABLE
-------------------------------------       -------------------------------

  (Title of Class)                         (Name of exchange on which class
                                                    is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE
         ---------------------------------------------------------
                             (Title of Class)

                            TABLE  OF  CONTENTS


ITEM                                                                   PAGE
                                  PART 1

ITEM 1   Description of Business . . . . . . . . . . . . . . . . . . . . .4
ITEM 2   Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . 14
ITEM 3   Description and Location of the Victor Mineral Claim  . . . . . 16
ITEM 4   Security Ownership of Certain Beneficial Ownership
                 and Management  . . . . . . . . . . . . . . . . . . . . 16
ITEM 5   Directors, Executive Officers, Promoters and Control Persons. . 17
ITEM 6   Executive Compensation  . . . . . . . . . . . . . . . . . . . . 18
ITEM 7   Certain Relationships and Related Transactions. . . . . . . . . 20
ITEM 8   Description of Securities . . . . . . . . . . . . . . . . . . . 20

                                  PART 11

ITEM 1   Market Price of and Dividends on the Registrant's
                 Common Equity and Other Stockholders Matters. . . . . . 22
ITEM 2   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . 22
ITEM 3   Disagreement with Accountants and Financial Disclosure. . . . . 22
ITEM 4   Recent Sales of Unregistered Securities . . . . . . . . . . . . 23
ITEM 5   Indemnification of Directors and Officers . . . . . . . . . . . 23

                                  PART  F/S

         Financial Statements  . . . . . . . . . . . . . . . . .F-1 to F-19

                                  PART  111

ITEM 1   Index to Exhibits . . . . . . . . . . . . . . . . . . . . . . . 24

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                                 GLOSSARY



argillite   - a type of sedimentary rock similar to clay slate; they are bluish or blackish gray in color, sometimes greenish gray and brownish red fissure-vein lodes - an exposed crack of rock containing layers of deposits and quartzite

geochemical - the measurement of the concentration of elements or minerals in the earth or rock

geology     - the study of the earth or rock


geophysics  - the measurement of electrical properties of the earth or rock

quartzite   - a type of rock that contains 90% quartz, a hard crystalline white mineral

reclamation - remediation work resulting from disturbance to the land or earth

reconnaissance exploration -  the initial regional field investigation in the search for valuable minerals

trenching   - the linear digging of a hole down to the bedrock or earth for sampling

                                  PART 1
Preliminary Statement

Pinecrest Ventures, Inc. ("Pinecrest" or the "Company") has elected to file this Form 10-SB registration statement on a voluntary basis in order to become a reporting company under the Securities Exchange Act of 1934. The effectiveness of this registration statement subjects the Company to the periodic reporting requirements imposed by Section 13(a) of the Securities Exchange Act.

This registration statement, including the information that may be incorporated herein by reference, contains forward-looking statements including statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this registration statement.



ITEM 1.   DESCRIPTION OF BUSINESS

ORGANIZATION

Pinecrest Ventures, Inc. was incorporated on May 10, 2001 pursuant to the laws of the State of Nevada. The Company has no subsidiaries and no affiliated companies. Pinecrest's executive offices are located at 4655 Moncton Street, Richmond, British Columbia, Canada, V7E 3A8.

BUSINESS

The Company is in the business of acquisition and exploration of mineral properties. To date, we have completed phase one and have recently commenced phase two of our exploration program. On May 20th, 2001, the Company entered into an option agreement to acquire 100% of the Victor 1 mineral claim ("Victor mineral claim") in the Slocan Mining Division of the Province of British Columbia, Canada. The Victor mineral claim is located on the northeast side of Idaho Park approximately 6 km east of the town of New Denver, in southeastern British Columbia, Canada. The property is underlain predominantly by argillite and quartzite that produced more than 8.76 million ounces of silver that was previously mined by neighboring claims since 1890s.


To date, the Company has undertaken certain exploration and development activities on its mineral claim. Our objective is to conduct mineral exploration activities on the Victor mineral claim in order to assess whether the Victor mineral claim possesses commercially exploitable reserves of silver, lead or zinc. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits. We completed Phase one of our recommended exploration program and commenced Phase two. We have not, nor has any predecessor, identified any commercially exploitable reserves of silver, lead or zinc on our optioned mineral claim. Further exploration of the Victor mineral claims is required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claims can be completed. We cannot assure investors that a commercially viable mineral deposit exists on our optioned mineral claims.

The Company has no revenue to date from the development and exploration of its mineral claim, and its ability to effect its operational plans for the future will depend on the availability of financing. Such financing will be required to develop the Victor mineral claim to a stage where a decision can be made by management whether there is economic and legal feasibility to successfully start mining for the production of silver, lead or zinc. The Company anticipates obtaining such funds from its directors and officers, financial institutions or by way of equity financing from the sale of its capital stock. There are enough funds to sustain the Company and its operational plans for the next twelve months. There is no assurance that adequate financing will be obtained thereafter. Even if additional financing is obtained thereafter, there is no assurance that the exploration program will result in the establishment of commercial reserves of minerals on the property. Even if commercial reserves were established, there is no assurance that the reserves would justify a mine on the property or that the Company would be able to finance the development of a mine on the property. Investors are cautioned that exploration for minerals is a highly risky business.

VICTOR MINERAL CLAIM

The Victor 1 mineral claim is located in the Slocan Mining Division of the Province of British Columbia, Canada. The Victor property consists of 16 units for a net area of approximately 250 hectares (620 acres). The mineral claim currently expires on April 29, 2005. The tenure number for the Victor 1 mineral claim is 385937. The owner of the Victor 1 mineral claim is Mr. Locke
B. Goldsmith.

LOCATION OF THE VICTOR MINERAL CLAIM

The Victor 1 mineral claim is located on the northeast side of Idaho Park approximately 6 km east of the town of New Denver, British Columbia. Carpenter Creek flows westward through the north boundary of the claim.

Northwesterly flowing Howson Creek bisects the claim and joins Carpenter Creek near the northwest corner of the claim. Elevation of the property ranges from 732 meters (2400 feet) along Carpenter Creek to 1650 meters (5400 feet) at the southeast corner of the claim. The property spans the boundary between NTS map sheets 83K/3W and 82F/14W, Slocan Mining Division.

Access to the property can be made from New Denver, British Columbia by paved highway 31A which passes through the north portion of the claim. A footbridge near the historic town of Three Forks (now abandoned) crosses Carpenter Creek within 60 meters of the northeast corner of the claim. The southern, higher elevations of the claim can be reached by mine roads from Sandon, British Columbia, 4 km to the southeast.

HISTORY OF THE VICTOR MINERAL CLAIM

There appears to be no recorded mineral production or exploration from ground held by the Victor mineral claim. Eleven other, formerly productive mines near the Victor claim on the south, southeast and east recorded production of silver of 8.76 million ounces. A mill was established in the northwest quarter of the claim in 1894 to treat ore from three of the mines in the late 1890s. An aerial tramway was constructed up Howson Creek to transport the ore. Sporadic mining continued until 1941 when work on neighboring sections began. Initial assessment work programs consisting of mapping, soil sampling and geophysics on the Victor mineral claim were conducted in November 2001.

The following are the eleven productive mines near the Victor mineral claim from MINEDEP computer files from the University of British Columbia:

                               SILVER    GOLD     LEAD    ZINC

MINE            SHORT TONS     oz/ton   oz/ton      %       %
----------------------------------------------------------------
Idaho            12,825         73.2    0.0008    11.4    0.549
Alamo             8,659        103.0    0.0012    37.8   11.700
Queen Bess       18,918         76.3    0.0014    49.4    0.166
Palmita             783         66.2    0.0115    52.2    4.920
Black Colt          798         53.9    0.0170    35.8   17.600
Silverite            61         77.1    0.0164    53.8    4.850
Monitor          20,976         20.2    0.0501     7.2    2.330
Victor          164,576         25.1    0.0147    14.5    9.510
    (Violamac)
Cinderella          249         74.2              66.3    0.090
Lone Bachelor     1,826         84.3    0.0190    37.2    6.570
Hinckley            116         25.6    0.0094    15.4    7.860


GEOLOGICAL REPORT

We have obtained two geological evaluation reports on the Victor mineral claim which were prepared by Paul Kallock. We have received one dated May 2001 and received the updated geological report dated November 2001. This updated report incorporates the results of phase 1 of the exploration program that has
been completed on the property.   Mr. Kallock has worked extensively on
properties adjoining the Victor mineral claim during previous geological exploration programs, including soil, geochemical, geological and diamond drilling programs, and has traversed portions of what is now the Victor 1 mineral claim.

The geological reports summarize the results of the history of the exploration of the adjoining mineral claims, the geology and mineralization of the adjoining mineral claims and the exploration potential of the Victor mineral claim. The geological report also gives conclusions regarding potential extension of several silver-lead-zinc mineral formations into the Victor mineral claim and recommends proceeding with a three-phase geological, staged exploration program on the Victor mineral claim. The three phase program recommended in the reports constitute a reconnaissance exploration program, which is only an initial phase of a full exploration effort. Phase 1 consists of geological mapping and soil geochemical surveys to examine the structural and potential features of fissure-vein lodes as well as exploring the surface and accessible underground workings of existing mines. This phase has been completed. Phase 2 is the continuation of more mapping and soil surveys to focus the exploration and to expand the coverage. Phase 2 has commenced. Trenching, drilling, soil sampling and reclamation is followed as Phase 3.

Phase 3 has not been initiated yet. If mapping and sampling surveys are successful, Phase 3 exploration could require diamond drilling, and depending on the accessibility of drill targets, drill roads may be constructed or old roads may be reopened.

VICTOR MINERAL CLAIM OPTION AGREEMENT

We entered into an option agreement May 20, 2001 with Mr. Locke B. Goldsmith to acquire 100% interest in a mineral claim situated in the Slocan Mining Division of the Province of British Columbia, Canada. We refer to this mineral claim as the Victor mineral claim. We paid Mr. Goldsmith for the grant of the option in the amount of $1,000 and issued 5,000 common shares of the Company on May 20, 2001 for the execution of the Option Agreement. The Option Agreement was amended June 29, 2002 to reflect the following updated requirements by the
Company:

(1)	issue an aggregate of 55,000 shares to Mr. Goldsmith on the following schedule:

(a)	5,000 shares upon the execution of the Option Agreement; and
(b)	50,000 shares upon the completion of the third phase of an
        exploration program on the property on or before June 30, 2004.

(2)	incurring exploration expenditures of $140,000 U.S. on the property on a three-phase exploration program as follows:

(a)	$7,500 U.S. duly completed first phase expenditures on November 30,
        2001;
(b)	a further $12,500 U.S. on or before August 30, 2003; and
(c)	a further $120,000 U.S. on or before June 30, 2004.

In the event that we incur exploration expenditures, in any of the above periods, less than the required sum, we may, at our option, pay to Mr. Goldsmith the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we incur exploration expenditures, in any period, more than the required amount of exploration expenditures, then the excess will be carried forward and applied to the required exploration
expenditures to be incurred in subsequent periods.    In the event that the
Company is not able to exercise the option by incurring the exploration the Option Agreement will be terminated and the Company will have no further interest in the property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 100% interest in the Victor mineral claim, we are obligated to maintain in good standing the Victor mineral claim by:

(a) the doing and filing of assessment work or making of payments in lieu thereof;
(b) the payment of taxes and rentals; and
(C) the performance of all other actions necessary to keep the Victor mineral claim free and clear of all liens and other charges.

If we complete all three phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial three-phase exploration program. Based on our current financial situation, we obtained sufficient funds for the next twelve months and there is no assurance that we could obtain additional funds to undertake the additional exploration program beyond the recommended initial three phases at this point of time.

COMPLIANCE WITH GOVERNMENT REGULATION

We are required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We are required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. If the exploration program proceeds to the trenching, drilling and bulk sampling stages, we are required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We are also required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of the remediation work will vary according to the degree of the physical disturbance.

Regulatory compliance costs have been budgeted in the proposed exploration program recommended by the geological report. As mentioned above, we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program.
Because there is presently no information on the size, tenor or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on the Company, on our earnings or our competitive position in the event a potentially economic deposit is discovered.

An environmental review is not required under the Environmental Assessment Act to proceed and continue with the recommended exploration program on the Victor mineral claim.

COMPETITION

The mining industry, in general, is intensively competitive and there is no assurance that even if commercial quantities of silver, lead or zinc are discovered, a ready market will exist for sale of the same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

We are also in competition with senior companies who are in exploration. In the event our initial exploration activities prove favorable, we may be able to attract the interest of better financed industry partners to assist on our development. We are at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs on claims which we hold or may hold in the future. If we are unable to raise capital to pay for extensive exploration, we will be required to enter into joint ventures with industry partners which will result in our interest in our claims being substantially diluted.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this registration statement before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


1. Exploration activities may not result in any discoveries of commercial ore

Exploration involves a high degree of risk. Few claims that are explored are ultimately developed into producing properties. There is no assurance that the Company's exploration activities will result in any discoveries of commercial bodies of ore containing silver, lead, or zinc mineralization. The long term profitability of the Company's operations will be in part directly related to the cost and success, if any, of its exploration programs, which may be affected by a number of factors. Substantial expenditures are required to establish reserves through drilling, to develop processes to extract the resources, and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. The long-term profitability of the Company may depend on the Company's ability to profitably sell its exploration properties either during or subsequent to the exploration phase.

2.  The Company does not carry liability insurance

Exploration for minerals involves many risks, which even a combination of experience, knowledge, and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest will be subject to all the hazards and risks normally incident to exploration, development, and production of resources, any of which could result in work stoppages, damage to persons or property, and possible environmental damage. The Company does not currently carry liability insurance and may be found liable for certain matters that may have a material adverse effect upon its financial condition. In the event the Company does obtain liability insurance in an amount which it considers adequate, the nature of these risks is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable risks, or the Company might not elect to insure itself against such liabilities due to the high premium costs or other reasons, in which event the Company could incur significant costs that could have a material adverse effect upon its financial condition.

3.  Unpredictable commodity prices and fluctuations in global economy

The Company's revenues, if any, are expected to be in large part derived from the extraction and sale of lead or zinc and precious metals such as gold and silver. The price of those commodities has fluctuated particularly in recent years, and is affected by numerous factors beyond the Company's control including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumption patterns, speculative activities, and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of lead, zinc and precious metals, and therefore the economic viability of any of the Company's exploration projects, cannot accurately be predicted.

4.  Operating losses from operations likely foreseeable

Since the inception of the Company from May 10, 2001 to March 31, 2003, the Company incurred an operating net loss of $75,199 and a net working capital of $21,497. There is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. To date, we have been involved primarily in organizational activities, the acquisition of the optioned mineral claim, obtaining geological reports on our mineral claim, completed phase one and have commenced phase two of the recommended exploration program. We have not earned any revenues as of the date of this registration statement. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral property that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

5.  Additional financing is required or our business may fail

We have sufficient funds to sustain our operations for the next twelve months. However, funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. Currently, we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. We will require additional financing in order to complete the third phase of the recommended exploration program. The third phase of the recommended exploration program is estimated to cost $120,000. We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to obtaining financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for molybdenum and gold, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

6.  Our mineral claim may lapse

We must complete mineral exploration work on our Victor mineral claim and make filings with the Province of British Columbia regarding the work completed or pay filing fees in lieu of completing work on our claim. If we do not conduct any mineral exploration on our claim or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in the Victor mineral claim. The expiry date of our mineral claim is currently April 29, 2005.

7.  We may lose our interest in the Victor mineral claim

We are obligated to issue additional shares of our common stock and incur exploration expenditures on our optioned mineral claims in order to exercise the option and obtain a 100% interest in the Victor mineral claim. We must issue an additional 50,000 additional shares of our common stock and incur exploration expenditures in the aggregate amount of $140,000 in order to exercise this option. We will require substantial additional capital to fund the additional exploration expenditures required to enable us to exercise the option. Our current cash reserves of $30,777 as of March 31, 2003 are not sufficient to enable us to complete these required exploration expenditures without additional financing. If we do not issue the additional shares or incur the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claims and will have no interest in the optioned mineral claims. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business
plan.   If we lose our interest in the optioned  mineral  claim,  then  we will have no business assets and there is a substantial risk that our business will fail.

8.  Access to our mineral claim is often restricted by weather

Access to the Victor mineral claim is restricted through most of the year due to snow and storms in the area. As a result, any attempt to test or explore the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

9.  Hiring and retaining key personnel

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

10. Part-time basis services of our President

Mr. Johnston, our president, is a professional engineer who provides his services to many companies involved in mineral and mining exploration. We have entered into a management consulting agreement that obligates Mr. Johnston to provide his services to us on a part-time basis. This agreement, however, provides that Mr. Johnston is entitled to pursue other business activities during the term of his consulting agreement, provided that these other activities do not interfere with Mr. Johnston's obligations to us. Mr. Johnston anticipates spending approximately 25% of his business time on our business activities. If the demands of our business require the full business time of our president, there is no assurance that Mr. Johnston will be able to devote sufficient time to the management of our business. In addition, our management consulting agreement with Mr. Johnston does not enable us to require that Mr. Johnston devote his full business time to our business.

11.  Issuance of Stock may dilute investment and equity interest

It may be likely that the Company may issue additional shares of common stock or preferred stock to expand operations. The proceeds of any offering will be
used for the operations of the business.   This would include, but not limited
to hiring additional personnel, acquiring additional properties, and the development of marketing materials to attract new business. The consequences may be a significant dilution to shareholders' investment, and a material decrease in shareholders' equity interest in the company. Since the Company has not made any determination with respect to new equity funding, management cannot speculate on the amount of securities which the Company might issue. These future offerings could significantly dilute the value of any previous investor's investment value.


12. Shares subject to Rule 144, if sold could have a material negative impact upon the market price of the Company's

On August 31, 2001, the Company had 7,505,000 common shares issued and outstanding that have not been registered with the Commission or any State securities agency and which are currently restricted pursuant to Rule 144 promulgated by the Commission under the 1933 Act. Rule 144 provides, that a person holding restricted securities for two years from the date the securities were purchased from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non-affiliates for more than three years may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations. None of the current outstanding restricted shares are available for resale pursuant to Rule 144. The sale of some or all of the currently restricted Common Shares could have a material negative impact upon the market price of the Common Shares if a market for the Common Shares should develop in the future.

13. Risks associated with acquisitions may not benefit the Company and dilute the value of the Company's shares

If appropriate opportunities present themselves, the Company may acquire additional properties or other business that the Company believes are strategic and would help it to expand its operations and profitability in the future.
The Company currently has no understandings, commitments or agreements with respect to any other material acquisition. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired property or business into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company's business. Further, there can be no assurance that the anticipated benefits of any acquisition will be realized.

Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of property or business might require the Company to obtain additional equity or financing, which might not be available on terms favorable to the Company, and/or might be dilutive.

14.  Low priced stocks may affect the resell of shares

The shares of the Company constitute as a penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Pinecrest Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.


15.	There is no current public market for our stock

We have no current public offering and no proposed public offering of our stocks. Investors should be aware that they will probably be unable to sell their shares and their investment in our securities as it is not liquid. We are not registered on any public market exchange, however, we plan to obtain a listing on the OTC Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock. We have not, as of this date, contacted an authorized OTCBB market maker for sponsorship of our securities on the OTCBB.


ITEM 2.  PLAN OF OPERATION

Our plan of operations is to carry out exploration work on the Victor mineral claim in order to ascertain whether these claims possess commercially exploitable quantities of silver, lead or zinc. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Victor mineral claim until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility. We are an exploration stage company and no commercially viable mineral deposit may exist on our mineral claim. Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations.

Phase 1 of the recommended three phase exploration program is completed and Phase 2 has commenced. The Company anticipates that completing the second phase of the recommended exploration program will cost approximately $10,000. The Company has sufficient funds to meet our day-to-day obligations for the next twelve months. However, the existing funds are insufficient to complete the third phase of the exploration program. The Company will assess whether to proceed with further exploration upon completion and evaluation of the result of the second phase of the exploration program.

The Company has cash on hand in the amount of $30,777 as of March 31, 2003. Even though the Company has sufficient funds to meet its operational obligations for the next twelve months, additional financing is required to enable the Company to complete the initial exploration program and to pay for administrative costs, legal and accounting fees, and expenses to comply any obligations it may incur as a reporting issuer under the Securities Exchange Act in the future.

The Company will also require additional funding in the event that the Company determines to proceed with the additional exploration program beyond the recommended program in the geological report. The Company anticipates that the cost of any additional exploration program would be in excess of the projected cash reserves of the Company upon completion of the exploration program recommended in the geological report.

The Company anticipates that additional funding will be in the form of equity financing from the sale of the Company's common stock. There is no assurance that the Company will be able to achieve additional sales of its common stock sufficient to fund the planned exploration program, the remaining payment on the Victor property and any additional exploration programs. Additional funding may also come from the Company's officers and directors in the form of loans. The Company believes that debt financing will not be an alternative for funding additional exploration programs. The Company does not have any arrangements in place for equity financing. The Company may consider bringing in a joint venture partner for the Victor mineral claim if the Company is unable to achieve sufficient funding by itself to proceed and continue with the planned exploration program. The Company does not have any arrangements in place with any potential joint venture partner.

EMPLOYEES

As of March 31, 2003, the Company has no employees, other than its officers. The Company's officers are Elston Johnston, who is the President, Chief Executive Officer and director of the Company, and Gorden Vernon Porter, who is the Secretary, Treasurer, Chief Financial Officer and director of the Company. Both Mr. Johnston and Mr. Porter provide their services on a part-time basis as required for the business of the Company. Presently, Mr. Johnston commits approximately 25% of his business time and Mr. Porter commits approximately 15% of his business time to the business of the Company.

The Company presently pays Mr. Johnston a consultant fee in the amount of $1,000 per month. Mr. Johnston's consultant fees have not been paid since inception of the company and instead, have been accrued as an expense. The current consultant fee may increase to $5,000 per month upon the Company achieving sufficient financing for advanced exploration activities requiring Mr. Johnston to spend 50% or more of his business time to the business of the
Company.   We do not have an employment or consultant agreement with Mr.
Porter, our Secretary, Treasurer, Chief Financial Officer and director. We do not pay any salary or consulting fees to Mr. Porter.

The Company does not pay to its directors any compensation for each director serving as a director on the Company's board of directors. We may reimburse our directors for expenses incurred in connection with attending board meetings. We have no formal plan for compensating our directors for their service in their capacity as directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of the company other than services ordinarily required of a director.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

The Company conducts its business through agreements with consultants and arms-length third parties.

EXPLORATION RISK

Exploration for minerals is a speculative venture necessarily involving substantial risk as noted under Item 1 above, under the heading "Risk Factors". There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of silver, lead or zinc. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

The Company cannot give any assurance as to what would be considered as "commercial quantities" of exploitable silver, lead or zinc for the Victor mineral property. The search for valuable minerals as a business is extremely risky. In determining whether the minerals economically justify commercial exploitation, the Company will assess those factors which impact on the economics of production of the Victor property, including prevailing mineral prices, the concentration of minerals, cost of mining and production, costs of money, costs of environment compliance and general economic conditions. The optioned mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing commercial tonnage and grade, we will require additional funds in order to place the Victor miner claim into commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its property to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

RESEARCH AND DEVELOPMENT EXPENDITURES

The Company has incurred $14,055 on exploration costs in connection with the exploration of the Victor mineral claim since its incorporation in May 2001.

SUBSIDIARIES

The Company has no subsidiaries.

PATENTS AND TRADEMARKS

The Company does not own, either legally or beneficially, any patent or trademark.

ITEM 3.   DESCRIPTION AND LOCATION OF PROPERTY

The Company does not own or lease any property other than its interest in the Victor 1 mineral claim.

The Company has an option to acquire 100% interest in the Victor 1 mineral claim, as described in detail in ITEM 1, "Description of Business" of Part 1 of this Registration Statement under "Victor Mineral Claim Option Agreement".

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth, as of March 31,2003, the beneficial ownership of the Company's common stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 5% of the Company's common stock outstanding and by the officers and directors of the Company individually and as a group. Except as otherwise indicated, all shares are owned directly.

                   NAME AND ADDRESS      AMOUNT AND NATURE   PERCENTAGE OF
TITLE OF CLASS     OF BENEFICIAL OWNER   OF BENEFICIAL OWNER     CLASS (1)
----------------------------------------------------------------------------
Common stock       Elston Johnston         1,000,000             13.3%
Common stock       Gorden V. Porter          500,000              6.7%

Common Stock       All officers and        1,500,000             20.0%
                   Directors as a Group
                   Of 2 persons

Based on 7,505,000 shares outstanding


ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names of the officers and directors of the Company, their present positions with the Company, and their biographical information:

NAME                          AGE     OFFICE(S) HELD
-----------------------------------------------------------------------------
Elston Johnston               51      President, Chief Executive Officer and
                                      Director
Gorden Vernon Porter          51      Secretary, Treasurer, Chief Financial
                                      Officer and Director

Elston Johnston is a director, Chief Executive Officer and the President of the Company since inception on May 10, 2001. Mr. Johnston is a registered professional engineer in the Province of British Columbia and is a consulting engineer since 1977. Mr. Johnston has served in various capacities in the mining and resource industry for over 20 years. In addition to Pinecrest Ventures, Inc., Mr. Johnston is presently a director in several publicly traded and private companies. Since January 1997, Mr. Johnston is a director of Rock Resources Inc., a junior mineral mining company whose shares are traded on the TSX Venture Exchange. Since March 1996, Mr. Johnston is a director of Stirrup Creek Gold Ltd., a junior mineral mining company whose shares are traded on the TSX Venture Exchange. Since January 1995, Mr. Johnston is a director of Global Tree Technologies Inc., a resource company whose shares are traded on the TSX Venture Exchange. Mr. Johnston is the owner, president and director for Ironstone Engineering Inc. since December 1997, where he provides fire protection and loss prevention engineering services. From June 1977 to May 2001, Mr. Johnston was the Loss Prevention Specialist Engineer for F.M. Global Insurance.

Gorden Vernon Porter is a director, Secretary, Treasurer and Chief Financial Officer of the Company since March 20, 2003. Mr. Porter is a graduate majoring in Geology and has been teaching for the past 29 years. Mr. Porter has served in various capacities in the mining and resource industry over the last 10 years. In addition to Pinecrest Ventures, Inc., Mr. Porter is presently Treasurer of Global Tree Technologies Inc., a resource company whose shares are traded on the TSX Venture Exchange. From November 1999 to August 2002, Mr. Porter was the Treasurer of Rock Resources Inc., a junior mining company whose shares are traded on the TSX Venture Exchange. From September 1999 to December 2000, Mr. Porter was the Secretary of Admiral Bay Resources Inc., a junior natural resource mining company whose shares are traded on the TSX Venture Exchange.

Neil Huff resigned as director, Secretary, Treasurer and Chief Financial Officer of the Company on March 20, 2003 to pursue other interests. He has held these positions since inception of the Company May 2001. Mr. Porter has acquired the shares of the Company owned by Mr. Huff of 500,000 common shares.

TERMS OF OFFICE

Directors of the Company are appointed for one year term to hold office until the next annual general meeting of the holders of the Company's common stock or until removed from office in accordance with the Company's by-laws. Officers of the Company are appointed by the Company's board of directors and hold office until removed by the Company's board of directors.


ITEM 6.   EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended September 30, 2002. No officers or directors received annual compensation in excess of $100,000 during the last fiscal year.


                           Annual  Compensation         Long  Term  Compensation
                           --------------------         ---------------------

                                                Other                                   All
                                                Annual                                  Other
                                                Com-    Restricted                      Com-
                                                pen-    Stock    Options/  LTIP         pen-
Name            Title     Year  Salary   Bonus  sation  Awarded  SARs (#)  payouts ($)  sation
------------  ----------  ----  -------  -----  ------  -------  --------  -----------  ------

Elston   (1) President,   2001  $ 4,000      0       0        0         0            0       0
Johnston (1) Chief        2002  $12,000      0       0        0         0            0       0
             Executive
             Officer,
             Director


(1)	Mr. Johnston has not received any of the $4,000 for the year ended
September 30, 2001 and $12,000 for the year ended September 30, 2002. These amounts has been deferred and accrued.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The directors of Pinecrest Ventures are not currently compensated by the Company for meeting attendance or otherwise, but are entitled to reimbursement for their travel and out-of-pocket expenses. The Company does not pay for additional amounts for committee participation or special assignments of the board of directors.

Mr. Elston Johnston, President and Chief Executive Officer, and Mr. Gorden Porter, Chief Financial Officer, Secretary and Treasurer of the Company, are currently the only executives of the Company. Elston Johnston is in receipt of
$1,000 per month for consulting fee.   This fee may increase to $5,000 per
month upon the Company achieving sufficient financing for advanced exploration activities.

SHARE PURCHASE WARRANTS

The Company has not issued and does not have outstanding any warrants to purchase shares of its common stock.

STOCK OPTION GRANTS

We did not grant any stock options during our recent fiscal year ended September 30, 2002 nor have we granted stock options since the Company's inception in 2001. The Company anticipates approving an incentive stock option plan for its directors, officers and permitted consultants in the future.

CONVERTIBLE SECURITIES

The Company has not issued and does not have outstanding any securities convertible into shares of common stock or any rights convertible or exchangeable into shares of common stock since the Company's inception in 2001.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as disclosed, none of the following persons has any direct or indirect material interest in any transaction to which the Company is a party since the incorporation of the Company in 2001 or in any proposed transaction to which the Company is proposed to be a party:

a)	any director or officer of the Company;
b)	any proposed nominee for election as a director of the Company;
c)	any persons who beneficially owns, directly or indirectly,
        shares carrying more than 5% of the voting rights attached to the Company's common stock; or
d)	any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of the Company.

ITEM 8.   DESCRIPTION OF SECURITIES

The securities being registered are the shares of the Company's common stock with a par value of $0.001 per share. Under the Company's Articles of Incorporation, the total number of shares of all classes of stock that the

Company shall have authority to issue is two hundred million (200,000,000) shares, of which one hundred million (100,000,000) shares will be common stock, with a par value of $0.001 per share and one hundred million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.

COMMON STOCK

The Company's Articles of Incorporation as amended and filed December 20, 2001, authorized the issuance of up to one hundred million (100,000,000) shares with a par value of $0.001 per share. As of March 31, 2003, we have a total of 7,505,000 shares issued and outstanding held by 33 shareholders of record.

All outstanding shares of common stock are fully paid and non-assessable. Each share of common stock has the same rights, privileges and preferences. Holders of common stock have no pre-emptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

The holders of shares of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available. In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, of the affairs of the Company, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as may be distributed after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

PREFERRED STOCK

The Company may issue preferred stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The Board of Directors will determine the designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions on the preferred stock.

CHARTER AND BYLAW PROVISIONS CONCERNING CHANGE OF CONTROL

Our charter documents allow our Board of Directors to issue preferred stock, which may have rights and preferences that are superior to those of our common stock, thereby deterring a potential acquirer. Our Board of Directors is authorized, subject to any limitations prescribed by Nevada law, to provide for the issuance of preferred stock in one or more series to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase or decrease the number of shares of any such series without further vote or action by the stockholders. The Board of Directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock. Although we have no current plans to issue preferred stock, the future issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a controlling interest in the Company.

TRANSFER AGENT

The transfer agent for the Company is the Pacific Stock Transfer Company located at Suite 240, 500 East Warm Springs, Las Vegas, Nevada, 89119, telephone (702) 361-3033.

                                PART 2

ITEM 1.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
            EQUITY AND OTHER SHAREHOLDERS MATTERS

There is no present public market for the Company's common stock. The Company anticipates applying to have its common stock traded on the NASD OTC Bulletin Board upon effectiveness of this registration statement. There can be no assurance that a public market will materialize.

As of March 31, 2003, there were 33 registered shareholders in the Company.

None of the holders of the Company's common stock have any right to require the Company to register any shares of the Company's common stock pursuant to the United States Securities Act of 1933 (the "1933 Act"). All the stock can be sold within the limitations of the Securities and Exchange Commission's Rule 144.

The Company has not declared any dividends on its common stock since its inception in May 2001 and has no current plans to issue any dividends in the foreseeable future. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on our common stock. There are no dividend restrictions that limit the Company's ability to pay dividends on common stock other than those provided by Nevada law.

No common equity is subject to outstanding options or warrants to purchase, or securities convertible into common equity of the Company.

ITEM 2.  LEGAL PROCEEDINGS

The Company is not currently a party to any legal proceedings.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has had no changes in or disagreements with its accountants since its incorporation in May 2001.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 5,000 common shares to Locke B. Goldsmith on May 20, 2001 pursuant to the execution of an option agreement to acquire 100% interest on the Victor 1 mineral claim located in the Slocan Mining Division in the Province of British Columbia, Canada described under the heading "Victor Mineral Claim Option Agreement" in Part 1. The shares issued are not registered and are restricted pursuant to Rule 144 under the 1933 Act.

The Company completed an offering of 6,000,000 shares of common stock to thirty
(30) purchasers at a price of $0.01 per share by August 31, 2001 pursuant to Regulation S of the 1933 Act. The offering was completed with persons who are "non-U.S. persons" within the meaning of Regulation S. The shares issued are restricted and are exempt from registration.

The Company completed an offering of 1,500,000 shares of common stock to two
(2) purchasers at a price of $0.001 per share on May 17, 2001 pursuant to Regulation 144 of the 1933 Act to the directors of the Company. These shares are restricted and exempt from registration.

All Company stock was purchased for investment purposes in each of the above offerings. No shares were purchased with a view toward resale.

Funds obtained from the offerings described above were applied toward consulting services, professional fees, office and sundry expenses, travel expenses, and general working capital.

The Company is unaware as to whether any of these shareholders have, directly or indirectly, any contracts, arrangements, understanding, relationships or otherwise have or share voting power over such shares issued to these shareholders. The Company is unaware of any person or persons, directly or indirectly, having created a trust, proxy, power of attorney, pooling arrangement or any other contracts, arrangement or devise with the purpose or effect of divesting such corporate shareholder of beneficial ownership of the Company's shares or preventing the vesting of such beneficially ownership.

ITEM 5.  INDEMINIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided under the Nevada Revised Statutes and the Bylaws of the Company. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or criminal, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.


                                 PART F/S

Audited financial statements of the Company for the fiscal year ended September 30, 2002 and 2001

               Auditor's Report
               Balance Sheet
               Statement of Loss and Deficit

               Statement of Cash Flows
               Statement of Shareholders' Deficiency
               Notes to the Financial Statements


Interim financial statements of the Company for the nine months ended March 31, 2003

               Balance Sheet
               Statement of Loss and Deficit
               Statement of Cash Flows
               Statement of Shareholders' Deficiency
               Notes to the Financial Statements

                          PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)




                            FINANCIAL  STATEMENTS

                         SEPTEMBER 30, 2002 AND 2001
                           (Stated in U.S. Dollars)

                                                        MORGAN & COMPANY
                                                   CHARTERED ACCOUNTANTS



                            AUDITORS'  REPORT



TO the Directors
Pinecrest Ventures, Inc.
(An exploration stage company)


We have audited the balance sheets of Pinecrest Ventures Inc. (an exploration stage company) as at September 30, 2002 and 2001, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stock-holders' deficiency for the year ended September 30, 2002, and for the period from inception, May 10, 2001, to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and 2001, and the results of its operations and cash flows for the year ended September 30, 2002, and for the period from inception, May 10, 2001, to September 30, 2001, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $68,189 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                  /s/  Morgan & Company
                                                   -----------------------
May 28, 2003                                       Charted Accountants

Tel: (604) 687-5841         MEMBER OF              PO Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                     Vancouver, B.C. V7Y 1A1

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                             BALANCE  SHEETS
                          (Stated in US Dollars)


                                                              SEPTEMBER 30
                                                            2002         2001
--------------------------------------------------------------------------------
ASSETS
current
   Cash                                                   $    492     $  45,736
   Prepaid expenses                                         10,900             0
                                                          ---------     ---------
                                                            11,392        45,736
Mineral Property Interest (Note 3)                               0             0
                                                          ---------     ---------

                                                          $ 11,392      $ 45,736

====================================================================

LIABILITIES

current
   Acccounts Payable                                      $ 17,185      $  3,779
                                                          ---------     ---------

SHAREHOLDER'S (DEFICIENCY) EQUITY

Share Capital
   Authorized:
      100,000,000 common shares, par value with $0.001
       per share
      100,000,000 preferred shares, par value with $0.001 per share

   Issued:
      7,505,000 common shares                                7,505         7,505

   Additional paid-in capital                               54,891        54,891

Deficit Accumulated During the Exploration Stage           (68,189)      (20,439)
                                                           --------      --------
                                                           ( 5,793)       41,957
                                                           --------      --------

                                                          $ 11,392      $ 45,736

=============================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                      STATEMENTS  OF  LOSS  AND  DEFICIT
                          (Stated in US Dollars)


                                                         PERIOD FROM   PERIOD FROM
                                                          INCEPTION     INCEPTION
                                               YEAR         MAY 10        MAY 10
                                              ENDED         2001 TO       2001 TO
                                           SEPTEMBER 30  SEPTEMBER 30  SEPTEMBER 30
                                              2002          2001          2002
------------------------------------------------------------------------------------
Expenses
   Mineral property option payments and
     exploration costs                      $   10,050    $    4,005    $  14,055
   Consulting fees                              16,658        13,737       30,395
   Office and sundry                             4,071           216        4,287
   Professional fees                            16,971         2,481       19,452
                                            -----------   -----------   ----------

Net Loss For The Year                           47,750        20,439    $  68,189
                                                                        ==========

Deficit Accumulated During the Exploration
   Stage, Beginning of Year                     20,439             0
                                            -----------   -----------

Deficit Accumulated During the Exploration
   Stage, End of Year                       $  68,189     $   20,439

=====================================================================


Basic and Diluted Loss Per Share            $    0.01     $      0.01

=====================================================================




Weighted Average Number of Shares
   Outstanding                              7,505,000       1,808,845

=====================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                        STATEMENTS  OF  CASH  FLOWS
                          (Stated in US Dollars)


                                                         PERIOD FROM   PERIOD FROM
                                                          INCEPTION     INCEPTION
                                               YEAR         MAY 10        MAY 10
                                              ENDED         2001 TO       2001 TO
                                           SEPTEMBER 30  SEPTEMBER 30  SEPTEMBER 30
                                              2002          2001          2002
------------------------------------------------------------------------------------

cash Flows From Operating Activities
   Net loss for the year                    $ (47,750)    $ (20,439)    $ (68,189)

Adjustments to Reconcile Net Loss to Net
   Cash Used by Operating Activities
     Stock issued for other than cash               0             5             5
     Change in prepaid expenses               (10,900)            0       (10,900)
     Change in accounts payable                13,406         3,779        17,185
                                            ----------    ----------     ---------
                                              (45,244)      (16,655)      (61,899)
                                            ----------    ----------     ---------

Cash Flows From Financing Activities
   Issue of share capital                           0        61,500        61,500
   Loan payable to a related party                  0           891           891
                                            ----------    ----------     ---------
                                                    0        62,391        62,391
                                            ----------    ----------     ---------

Increase (Decrease) In Cash                   (45,244)       45,736           492

Cash, Beginning of Year                        45,736             0             0
                                            ----------    ----------     ---------

Cash, End of Year                           $     492     $  45,736      $    492

================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

              STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                            SEPTEMBER 30, 2002
                          (Stated in US Dollars)


                                                                         DEFICIT
                                                 COMMON STOCK          ACCUMULATED
                                        NUMBER OF           ADDITIONAL  DURING THE
                                         COMMON     PAR      PAID IN   EXPLORATION
                                         SHARES    VALUE     CAPITAL      STAGE        TOTAL
-----------------------------------------------------------------------------------------------

Shares issued for cash at $0.001      1,500,000    $ 1,500   $      0   $       0    $   1,500
Shares issued for mineral property
   interest at $0.001                     5,000          5          0           0            5
Loan payable to a related party
   (Note 4)                                   0          0        891           0          891
Shares issued for cash at $0.010      6,000,000      6,000     54,000           0       60,000
Net loss for the period                       0          0          0     (20,439)     (20,439)
                                      ---------    -------    -------    ---------    ---------

Balance, September 30, 2001           7,505,000      7,505     54,891     (20,439)      41,957

Net loss for the period                       0          0          0     (47,750)     (47,750)
                                      ---------    -------    -------    ---------    ---------

Balance, September 30, 2002           7,505,000    $ 7,505    $54,891    $(68,189)    $ (5,793)

===================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                        SEPTEMBER 30, 2002 AND 2001
                          (Stated in US Dollars)



1.	OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 10, 2001.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $68,189 for the period from inception, May 10, 2001, to September 30, 2002 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                        SEPTEMBER 30, 2002 AND 2001
                          (Stated in US Dollars)



2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

a)	Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)	Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

d)	Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes" which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                        SEPTEMBER 30, 2002 AND 2001
                          (Stated in US Dollars)




2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stock-holders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.	MINERAL PROPERTY INTEREST

By an agreement, dated May 20, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In order to earn its interest, the Company is required to:

i)	pay $1,000 on execution of the agreement (paid);
ii)	issue a total of 55,000 common shares of the Company, comprising
        5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before June 30, 2004;
iii)	incur an aggregate of $140,000 on exploration expenditures,
        comprising $7,500 by November 30, 2001, $12,500 on or before August 30, 2003, and $120,000 on or before June 30, 2004.


4.	LOAN PAYABLE TO A RELATED PARTY

The loan, which is owing to a director and principal shareholder, is unsecured and interest free with no specific terms of repayment.


5.	CONTINGENCY

	Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                        SEPTEMBER 30, 2002 AND 2001
                          (Stated in US Dollars)



6.	COMMITMENT

The Company has entered into a management agreement with a director dated July 15, 2001. The agreement is for management services at $1,000 per month and expires on June 14, 2003. The fee will increase to $5,000 per month upon the Company achieving sufficient financing for advanced exploration activities requiring the director to spend 50% or more of his time performing the duties outlined in the agreement.

                          PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)




                            FINANCIAL  STATEMENTS

                               MARCH 31, 2003
                                 (UNAUDITED)
                           (Stated in U.S. Dollars)

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                             BALANCE  SHEETS
                          (Stated in US Dollars)


                                                         MARCH 31   SEPTEMBER 30
                                                           2003         2002
--------------------------------------------------------------------------------
                                                         (Unaudited)   (Audited)
ASSETS
current
   Cash                                                   $ 30,777     $     492
   Prepaid expenses                                         14,900        10,900
                                                          ---------     ---------
                                                            45,677        11,392
Mineral Property Interest (Note 3)                               0             0
                                                          ---------     ---------

                                                          $ 45,677      $ 11,392

=================================================================

LIABILITIES

current
   Acccounts Payable                                      $ 24,180      $ 17,185
                                                          ---------     ---------

SHAREHOLDER'S (DEFICIENCY) EQUITY

Share Capital
   Authorized:
      100,000,000 common shares, par value with $0.001
       per share
      100,000,000 preferred shares, par value with $0.001 per share

   Issued:
      7,505,000 common shares                                7,505         7,505

   Additional paid-in capital                               54,891        54,891

Deficit Accumulated During the Exploration Stage           (75,199)      (68,189)
                                                           --------      --------
                                                            21,497       ( 5,793)
                                                           --------      --------

                                                          $ 45,677      $ 11,392

==================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                      STATEMENTS  OF  LOSS  AND  DEFICIT
                                (Unaudited)
                          (Stated in US Dollars)


                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                        MAY 10
                                            THREE MONTHS ENDED   SIX MONTHS ENDED       2001 TO
                                                 MARCH 31           MARCH 31           MARCH 31
                                               2003      2002       2003       2002       2003
-------------------------------------------------------------------------------------------------
Expenses
   Mineral property option payments and
     exploration costs                      $      0  $      0   $       0  $ 10,050  $ 14,055
   Consulting fees                             3,000     3,000       6,000    10,658    36,395
   Office and sundry                             152     1,388         230     3,795     4,517
   Professional fees                               0    10,637         780    17,758    20,232
                                            --------   --------   --------  --------  --------

Net Loss For The Period                        3,152    15,025       7,010    42,261  $ 75,199
                                                                                      ========

Deficit Accumulated During the Exploration
   Stage, Beginning of Period                 72,047    47,675      68,189    20,439
                                            --------   --------   --------  --------

Deficit Accumulated During the Exploration
   Stage, End of Period                     $ 75,199  $ 62,700    $ 75,199  $ 62,700

====================================================================================


Basic and Diluted Loss Per Share            $   0.01  $   0.01    $   0.01  $   0.01

=====================================================================




Weighted Average Number of Shares
   Outstanding                              7,505,000  7,505,000  7,505,000  7,505,000

=====================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                        STATEMENTS  OF  CASH  FLOWS
                                (Unaudited)
                          (Stated in US Dollars)


                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                        MAY 10
                                            THREE MONTHS ENDED   SIX MONTHS ENDED       2001 TO
                                                 MARCH 31           MARCH 31           MARCH 31
                                               2003      2002       2003       2002       2003
-------------------------------------------------------------------------------------------------
cash Flows From Operating Activities
   Net loss for the period                  $ (3,152) $ (15,025) $ (7,010)  $(42,261) $(75,199)

Adjustments to Reconcile Net Loss to Net
   Cash Used by Operating Activities
     Stock issued for other than cash              0          0          0         0         5
     Change in prepaid expenses               (4,000)         0     (4,000)  (10,900)  (14,900)
     Change in accounts payable                3,126      6,838      6,995    10,083    24,180
                                            --------    -------    -------   --------  --------
                                              (4,026)    (8,187)    (4,015)  (43,078)  (65,914)
                                            --------    -------    -------   --------  --------

Cash Flows From Financing Activities
   Issue of share capital                          0          0          0         0    61,500
   Loan payable to a related party            34,300          0     34,300         0    35,191
                                            --------    -------    -------   --------  --------
                                              34,300          0     34,300         0    96,691
                                            --------    -------    -------   --------  --------

Increase (Decrease) In Cash                   30,274     (8,187)    30,285   (43,078)   30,777

Cash, Beginning of Period                        503      9,695        492    44,586         0
                                            --------    -------    -------   --------  --------

Cash, End of Period                         $ 30,777    $ 1,508    $30,777   $ 1,508   $30,777

=================================================================

Supplemental Disclosure of Non-Cash
   Financing and Investing Activities
     Issue of share capital for mineral
     property interest                      $      0    $     0    $     0   $     0   $     5
=================================================================

                                     F-14

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                     STATEMENTS OF STOCKHOLDERS' EQUITY

                             MARCH 31, 2003
                              (Unaudited)
                          (Stated in US Dollars)


                                                                         DEFICIT
                                                 COMMON STOCK          ACCUMULATED
                                        NUMBER OF           ADDITIONAL  DURING THE
                                         COMMON     PAR      PAID IN   EXPLORATION
                                         SHARES    VALUE     CAPITAL      STAGE        TOTAL
-----------------------------------------------------------------------------------------------

Shares issued for cash at $0.001      1,500,000    $ 1,500   $      0   $       0    $   1,500
Shares issued for mineral property
   interest at $0.001                     5,000          5          0           0            5
Loan payable to a related party
   (Note 5)                                   0          0        891           0          891
Shares issued for cash at $0.010      6,000,000      6,000     54,000           0       60,000
Net loss for the period                       0          0          0     (20,439)     (20,439)
                                      ---------    -------    -------    ---------    ---------

Balance, September 30, 2001           7,505,000      7,505     54,891     (20,439)      41,957

Net loss for the year                         0          0          0     (47,750)     (47,750)
                                      ---------    -------    -------    ---------    ---------

Balance, September 30, 2002           7,505,000      7,505     54,891     (68,189)      (5,793)

Loan payable to a related party
   (Note 5)                                   0          0     34,300           0       34,300

Net loss for the period                       0          0          0     ( 7,010)     ( 7,010)
                                      ---------    -------    -------    ---------    ---------

Balance, March 31, 2003               7,505,000    $ 7,505    $89,191    $(75,199)    $ 21,497

==================================================================

                         PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 2003
                               (Unaudited)
                          (Stated in US Dollars)




1.	BASIS OF PRESENTATION

The unaudited financial statements as of March 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the September 30, 2002 audited financial statements and notes thereto.


2.	OPERATIONS

a)	Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 10, 2001.

b)	Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $75,199 for the period from May 10, 2001 (inception) to March 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                        PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 2003
                               (Unaudited)
                          (Stated in US Dollars)



3.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

f)	Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

g)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

h)	Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

iv)	monetary items at the rate prevailing at the balance sheet date;
v)	non-monetary items at the historical exchange rate;
vi)	revenue and expense at the average rate in effect during the applicable accounting period.

                        PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 2003
                               (Unaudited)
                          (Stated in US Dollars)


3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109
- "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

j)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 -"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stock-holders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.	MINERAL PROPERTY INTEREST

By an agreement, dated May 20, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In order to earn its interest, the Company is required to:

iv)	pay $1,000 on execution of the agreement (paid);
v)	issue a total of 55,000 common shares of the Company, comprising
        5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before June 30, 2004;
vi)	incur an aggregate of $140,000 on exploration expenditures,
        comprising $7,500 by November 30, 2001, $12,500 on or before August 30, 2003, and $120,000 on or before June 30, 2004.

                        PINECREST  VENTURES  INC.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              MARCH 31, 2003
                               (Unaudited)
                          (Stated in US Dollars)



5.	LOAN PAYABLE TO A RELATED PARTY

The loan, which is owing to a director and principal shareholder, is unsecured and interest free with no specific terms of repayment.

6.	CONTINGENCY

	Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


7.	COMMITMENT

The Company has entered into a management agreement with a director dated July 15, 2001. The agreement is for management services at $1,000 per month and expires on June 14, 2003. The fee will increase to $5,000 per month upon the Company achieving sufficient financing for advanced exploration activities requiring the director to spend 50% or more of his time performing the duties outlined in the agreement.

                                    PART 3

ITEM 1.  INDEX TO EXHIBITS

The following exhibits are files with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit as assigned to in Part III of Form 1-A):

 Exhibit No.  Description

2.1	 Articles of Incorporation dated May 10, 2001
2.2	 Articles of Incorporation, amended dated December 20, 2001
2.3	 Bylaws
2.4	 Bylaws, amended dated December 20, 2001
6.1 Executive Consulting Agreement dated July 15, 2001 between the Company and Mr. Elston Johnston
6.2 Option Agreement dated May 20, 2001 between the Company and Mr. Locke B. Goldsmith
6.3	 Option Agreement, amended dated June 28, 2002 between the
         the Company and Mr. Locke B. Goldsmith
10.1	 Consent of Morgan & Company
99.1     Geological Report dated May 9, 2001
99.2     Geological Report dated November 28, 2001
99.3     Certification of Elston Johnston
99.4     Certification of Gorden Vernon Porter

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 20, 2003

Pinecrest Ventures Inc.

By:   /s/   Elston Johnston
-------------------------------
Elston Johnston
President, Chief Executive Officer

By:  /s/    Gorden Vernon Porter
-------------------------------
Gorden Vernon Porter
Chief Financial Officer, Secretary and Treasurer

            CERTIFICATION  OF  CHIEF  EXECUTIVE  OFFICER
                         PURSUANT TO
                  18  U.S.C.  SECTION 1350
                   AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





I,  ELSTON JOHNSTON,  certify,  pursuant  to  18  U.S.C.  Section  1350,
as  adopted  pursuant  to   Section  906  of  the  Sarbanes-Oxley  Act
of  2002,  that  the Annual and Interim  Report   of Pinecrest Ventures
Inc. for the year ended September 30, 2002 and the quarter ended March 31, 2003 fully complies with the requirements of Section
13(a)  or 15(d) of the Securities   Exchange   Act   of   1934   and
that  the  information contained  in  the  Annual and Interim  Report
fairly   presents in  all  material  respects  the  financial  condition and results of  operations  of  Pinecrest Ventures,  Inc.




By:     /s/ ELSTON JOHNSTON
        ------------------------
        ELSTON JOHNSTON, President
        and Chief Executive Officer
        and Principal Accounting Officer

Date:   June 20, 2003


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




            CERTIFICATION  OF  CHIEF  FINANCIAL  OFFICER
                         PURSUANT TO
                  18  U.S.C.  SECTION 1350
                   AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





I, GORDEN VERNON PORTER, certify, pursuant to 18  U.S.C. Section 1350,
as  adopted  pursuant  to   Section  906  of  the  Sarbanes-Oxley  Act
of  2002,  that  the Annual and Interim  Report   of Pinecrest Ventures
Inc. for the year ended September 30, 2002 and the quarter ended March 31, 2003 fully complies with the requirements of Section
13(a)  or 15(d) of the Securities   Exchange   Act   of   1934   and
that  the  information contained  in  the  Annual and Interim  Report
fairly   presents in  all  material  respects  the  financial  condition and results of  operations  of  Pinecrest Ventures,  Inc.




By:     /s/ GORDEN VERNON PORTER
        ------------------------
        GORDEN VERNON PORTER, Director
        and Chief Financial Officer


Date:   June 20, 2003


                             27